Exhibit 99.1

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. SIGNATURE GROUP HOLDINGS, INC. 15303 VENTURA BLVD ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS SUITE 1600 If you would like to reduce the costs incurred by our company in mailing proxy SHERMAN OAKS, CA 91403 materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. The Board of Directors recommends you vote FOR proposals 1 and 2: For Against Abstain 1 Agreement and Plan of Merger, dated November 25, 2013, among Signature Group Holdings, Inc., SGH Holdco, Inc. and SGH Merger 0 0 0 Sub, LLC (referred to as the Reincorporation Proposal). 2 To adjourn the Special Meeting to a later date, if necessary, to permit further solicitation of proxies if there are not 0 0 0 sufficient votes at the time of the Special Meeting to approve Proposal 1. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date 0000188381_1 R1.0.0.51160

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice & Proxy Statement is/are available at www.proxyvote.com . SIGNATURE GROUP HOLDINGS, INC. Special Meeting of Stockholders December 30, 2013 10:00 AM This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Kyle Ross and Jeff Crusinberry as proxies and each of them, with power to act without the other and with power of substitutions, and hereby authorizes then to represent and to vote, as designated herein, all of the shares of common stock of Signature Group Holdings, Inc. that the stockholder(s) is/ are entitled to vote at the Special Meeting of Stockholders to be held at 10 AM Pacific Time on December 30, 2013 and any adjournment or postponement thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN AND UNLESS OTHERWISE DIRECTED, WILL BE VOTED “FOR” PROPOSALS 1 AND 2 AND, IN THE DISCRETION OF THE PROXY HOLDERS, UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE DECEMBER 30, 2013 SPECIAL MEETING AND ANY ADJOURMENT OR POSTPONEMENT THEREOF. Continued and to be signed on reverse side 0000188381_2 R1.0.0.51160